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                                                               EXHIBIT 2.2

                               AMENDMENT NO. 1
                                       TO
                        AGREEMENT AND PLAN OF MERGER


     THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of May 23, 1995 (this "Amendment"), is by and among HORIZON HEALTHCARE CORPORATION, a Delaware corporation ("Acquiror"), CMS MERGER CORPORATION, a Delaware corporation and wholly owned subsidiary of Acquiror ("Merger Sub"), and CONTINENTAL MEDICAL SYSTEMS, INC., a Delaware corporation (the "Company").


     WHEREAS, the parties to this Amendment are parties to that certain Agreement and Plan of Merger dated as of March 31, 1995 (the "Merger Agreement"); and


     WHEREAS, the parties hereto desire to amend the Merger Agreement as hereinafter set forth and to restate the Merger Agreement in its entirety as set forth in that certain Amended and Restated Agreement and Plan of Merger dated as of May 23, 1995 attached hereto (the "Restated Merger Agreement");


     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment and the Restated Merger Agreement, the parties hereto agree as follows:


     1. Section 2.01 (d) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

          "(d) Each share of common stock, par value $.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into 210,000 shares of common stock, par value $.01 per share, of the Surviving Corporation."


     2. Section 6.12(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

          "(a)   The Company hereby agrees to indemnify and hold harmless
     Acquiror and its directors and officers, and Acquiror hereby agrees to indemnify and hold harmless the Company and its directors and officers, from and against any loss, claim, damage, cost, liability, obligation or expense (including reasonable attorney's fees and costs of investigation) to which any indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim,


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     damage, cost, liability, obligation or expense or actions in respect thereof arises out of or is based upon any untrue statement or alleged untrue statement of a material fact relating to such indemnifying party and contained in the Registration Statement or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein with respect to such indemnifying party not misleading."

     3. Section 6.12(c) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

          "(c) Acquiror shall cause to be maintained in effect until six years from the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company (or substitute policies providing at least the same coverage and limits and containing terms and conditions that are not materially less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however that in no event shall Acquiror or the Company be required to expend more than 200% of the current annual premiums paid by the Company for such insurance."


     4. The Merger Agreement shall be amended as set forth above and restated in its entirety as set forth in the Restated Merger Agreement attached hereto.


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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                       HORIZON HEALTHCARE CORPORATION



                                       By: /s/ ERNEST A. SCHOFIELD
                                           ____________________________________
                                           Ernest A. Schofield
                                           Senior Vice President


                                       CMS MERGER CORPORATION


                                       By: /s/ ERNEST A. SCHOFIELD
                                           ____________________________________
                                           Ernest A. Schofield
                                           Senior Vice President


                                       CONTINENTAL MEDICAL SYSTEMS, INC.


                                       By: /s/ DAVID G. NATION
                                           ____________________________________
                                           David G. Nation
                                           Senior Vice President